As filed with the Securities and Exchange Commission on April 4, 1996
                                            Registration No. 33-______________
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933
                           ------------------------
                           20TH CENTURY INDUSTRIES
            (Exact name of registrant as specified in its charter)



              California                                        95-1935264
(State or other jurisdiction of                (I.R.S. Employer Identification
incorporation or organization)                            Number)







                            6301 Owensmouth Avenue
                      Woodland Hills, California  91367
                                (818) 704-3700
(Address, zip code, area code, phone no. , of registrant's executive offices)
                         ____________________________

                           20th CENTURY INDUSTRIES
                            RESTRICTED SHARES PLAN
                         ____________________________

                              WILLIAM L. MELLICK
       President, Chief Executive Officer, and Chief Operating Officer
                           20th CENTURY INDUSTRIES
                            6301 Owensmouth Avenue
                      Woodland Hills, California  91367
                                (818) 704-3700
(Name, address, zip & area code, phone no. , of agent for service of process)
                           ____________________________

                               With a copy to:
                            PETER F. ZIEGLER, ESQ.
                           Gibson, Dunn & Crutcher
                            333 South Grand Avenue
                        Los Angeles, California 90071
                                (213) 229-7000
                          _________________________

                       CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                                    Proposed
                                                                           Proposed Maximum          Maximum
                                                        Amount to be      Offering Price Per        Aggregate          Amount of
 Title of Each Class of Securities to be Registered     Registered(1)         Security(2)       Offering Price(2)   Registration Fee
- ------------------------------------------------------------------------------------------------------------------------------------
                Common Stock, Without Par Value           361,656             $15.875              $5,741,289.00       $1,979.75

====================================================================================================================================

(1) Includes 47,438 shares of Common Stock offered pursuant to the Reoffer Prospectus filed herewith. The remaining 314,218 shares of Common Stock being registered hereunder 294,874 shares of Common Stock reserved for issuance pursuant to

LA960720.169
      the 20th Century Industries Restricted Shares Plan (the "Plan") and 19,344 shares of restricted Common Stock previously issued under the Plan which may become available for reissuance in the event the shares are forfeited to the Company pursuant to an employee's Restricted Shares Agreement. Pursuant to Rule 416, this Registration Statement also covers such number of additional shares of Common Stock as may become available for issuance pursuant to the Restricted Shares Plan in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.

(2) Estimated for the purpose of calculating the registration fee pursuant to (i) Rule 457(c) with respect to the 47,438 shares offered pursuant to the Reoffer Prospectus and (ii) Rule 457(h) with respect to the 314,218 shares available for award under the 20th Century Industries Restricted Shares Plan, on the basis of the average of the high and low prices of the common stock of 20th Century Industries on the New York Stock Exchange on March 28, 1996.

LA960720.169

                             PART I

            The document(s) containing the information called for in Part I of Form S-8 will be provided to participants in the 20th Century Industries Restricted Shares Plan (the "Plan"). Such information is not being filed with or included in this registration statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). As permitted by General Instruction C for Form S-8, there is also included as part of Part I of this Registration Statement a reoffer prospectus relating to the reoffer and resale of 47,438 shares of Common Stock of 20th Century Industries (the "Company"), including shares held by persons who may be considered affiliates of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended.

LA960720.169

REOFFER PROSPECTUS

                           20TH CENTURY INDUSTRIES
                                 COMMON STOCK
                             (WITHOUT PAR VALUE)
                                47,438 SHARES

            This Prospectus relates to 47,438 shares of Common Stock, without par value ("Common Stock"), of 20th Century Industries (the "Company") which have previously been issued pursuant to awards granted to date under the Company's Restricted Shares Plan (the "Plan") to, and which may be offered for resale from time to time by, certain employees of the Company named in Annex 1 hereto (the "Selling Shareholders").

            The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby (hereinafter, the "Securities"). The Company will pay all of the expenses associated with the registration of the Securities and this Prospectus. The Selling Shareholders will pay the other costs, if any, associated with any sale of the Securities.

            The Common Stock is quoted on the New York Stock Exchange under the symbol "TW." On March 28, 1996, the last reported sale price per share of the Common Stock, as quoted on the New York Stock Exchange, was $15.875.

                       ________________________________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.
                       _______________________________

                THE DATE OF THIS PROSPECTUS IS April 4, 1996.

LA960720.169

                            AVAILABLE INFORMATION

            The Company has filed a Registration Statement on Form S-8 (the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering the Securities covered by this Prospectus. This Prospectus omits certain information and exhibits included in the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Room 1400, Chicago, Illinois 60606 and at the Jacob K. Javits Federal Building, 75 Park Place, New York, New York 10278. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

            The Company's Common Stock is quoted on the New York Stock Exchange under the symbol "TW," and reports and information concerning the Company can be inspected at such exchange, 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents heretofore filed by the Company with the Commission are by this reference incorporated in and made a part of this
Prospectus: (i) the Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-10828; (ii) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (i) above; (iii) the description of the Common Stock set forth in the Company's registration statement on Form 8-A, filed with the Commission on July 28, 1995, together with any amendment or report filed with the Commission for the purpose of updating such description; and (iv) all reports and other documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            Copies of all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into

LA960720.169
such documents or into this Prospectus) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon a written or oral request to 20th Century Industries,
Attention: Corporate Secretary, 6301 Owensmouth Avenue, Woodland Hills, California 91367, telephone number (818) 704-3700.

                                 THE COMPANY

            The  principal  offices  of  the  Company  are  located  at   6301
Owensmouth Avenue, Woodland Hills, California 91367, telephone number (818) 704-3700.

                             SELLING SHAREHOLDERS

            The table attached as Annex I hereto sets forth, as of the date of this Prospectus or a subsequent date if amended or supplemented, (a) the name of each Selling Shareholder and his or her relationship to the Company during the last three years; (b) the number of shares of Common Stock each Selling Shareholder beneficially owned prior to this offering, (c) the number of Securities offered pursuant to this Prospectus by each Selling Shareholder; and (d) the amount and the percentage of the Company's Common Stock that will be owned by each Selling Shareholder after completion of this offering. The information contained in Annex I may be amended or supplemented from time to time.

                               USE OF PROCEEDS

            The Company will not receive any of the proceeds from the sale of the Securities offered hereby.

                             PLAN OF DISTRIBUTION

            Sales of the Securities offered hereby may be made on the New York Stock Exchange or the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Securities may be sold in (a) a block trade in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) transactions in which a broker or dealer acts as principal and resells the Securities for its account pursuant to this Prospectus, (c) an exchange distribution in accordance with the rules of such exchange, and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any discounts and commissions received by them and any profit realized by them on the resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

            There is no assurance that any of the Selling Shareholders will offer for sale or sell

LA960720.169
any or all of the Securities covered by this Prospectus.

                                LEGAL MATTERS

            Certain legal matters will be passed upon for the Company by Gibson, Dunn & Crutcher, Los Angeles, California.

                                   EXPERTS

            The consolidated financial statements of the Company incorporated by reference in the Company's Form 10-K for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included and incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

            No dealer, sales representative or any other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with this offering other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, Common Stock by anyone in any jurisdiction in which such an offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained herein is correct as of any time subsequent to its date.

LA960720.169

                                   ANNEX I

                                                                                             Shares to be
                                                         Shares of                           Beneficially Owned
                                                         Common Stock                        upon Completion
                                                         Beneficially         Shares         of Offering(1)(3)
                              Relationship to Company       Owned as of          Offered      Number        Percent
    Selling Shareholder       During Last Three Years       March 25, 1996(1)    Hereby(2)
Richard A. Andre            Vice President, Human           11,722               1,870        9,852            *
                            Resources
John R. Bollington          Senior Vice President,          50,012               2,174        47,838           *
                            General Counsel and
                            Secretary
Margaret Chang              Treasurer and Assistant         58,852               1,217        57,635           *
                            Secretary
Teresa K. Colpo             Vice President, Marketing       4,334                609          3,725            *
William G. Crain            Vice President,                 31,289               1,522        29,767           *
                            Administrative Services
Richard A. Dinon            Senior Vice President,          15,802               1,522        14,280           *
                            Corporate Relations
Paul F. Farber              Senior Vice President, Claims   20,732               14,942       5,790            *
                            since 1995; Vice President,
                            Operations prior thereto
Richard L. Hill             Vice President, Corporate       5,993                200          5,793            *
                            Relations
William L. Mellick          Chief Executive Officer and     42,426               2,826        39,600           *
                            Director since 1995; President
                            since 1994; Chief Operating
                            Officer since 1993; Executive
                            Vice President 1993-1994
Joseph J. Pratt             Chief Actuary and Vice          7,535                7,135        400              *
                            President
Richard F. Schutt           Vice President, Operations      4,948                1,304        3,644            *
                            since 1995;  Vice President,
                            Underwriting prior thereto
Dean E. Stark               Vice President, Claims          4,800                652          4,148            *
Robert B. Tschudy           Senior Vice President and       11,465               11,465       0                *
                            Chief Financial Officer since
                            1995

- --------------------------
* Less than one percent.
(1) Assumes that all restrictions on shares of Common Stock have lapsed. Includes, for certain Selling Shareholders, shares held by limited partnerships or trusts. Excludes, for certain Selling Shareholders, shares held by spouses as sole and separate property.
(2) Includes all shares of Common Stock acquired within the last two years by the Selling Shareholder under the Plan, including shares currently subject to restrictions.
(3) Assumes that all shares offered hereby are sold, that no additional shares will be acquired and that no shares other than those offered hereby will be sold.

LA960720.169

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            The  following   documents  heretofore   filed  by   20th  Century
Industries (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") (File No. 1-10828) pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") are incorporated by reference and shall be deemed a part hereof:

            (a) 20th Century Industries Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

            (b) 20th Century Industries Current Report on Form 8-K dated January 23, 1996; and

            (c) 20th Century Industries Registration Statement on Form 8-A dated July 28, 1995, as amended.

            All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

LA960720.169

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 317 of the General Corporation Law of California authorizes the Company to indemnify and advance expenses to, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person is or was a director, officer, employee or agent of the Company. The General Corporation Law of California also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. Section 204 of the General Corporation Law of California permits the Company to eliminate the liability of a director for monetary damages for breaches of the director's fiduciary duty, including negligence, but not including certain acts enumerated therein.

            Article VII  of the  Company's Articles  of Incorporation provides that the Company is authorized to provide indemnification of its agents in excess of that expressly permitted under Section 317 of the General Corporation Law of California by bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the fullest extent such indemnification may be authorized by the Articles of Incorporation. The provisions of Article VII of the Bylaws authorize indemnification of, and the advancement of expenses to, agents in the same circumstances and subject to the same limitations as are set forth in Section 317 and require such indemnification in the same situation as Section 317. Article VII of the Bylaws also provides that the Company may advance to its agents the expenses of defending any proceeding if the agent provides an undertaking to repay such advances upon a determination that such agent is not entitled to be indemnified as provided in such Article. Article VII of the Bylaws further provides that the Company is not obligated to indemnify any person in any circumstance where it appears that it would be inconsistent with a provision of the Articles of Incorporation, the Bylaws, a resolution of the shareholders or an agreement which prohibits or otherwise limits indemnification or if it would be inconsistent with any condition expressly imposed by a court in approving a settlement. In addition to the authorizations of indemnification provided by the Company's Articles of Incorporation and Bylaws, Article VI of the Company's Articles of Incorporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

            The Company has entered into Indemnification Agreements with its directors and certain of its executive officers pursuant to which directors and officers party thereto have (i) additional rights to indemnification and rights to advancement of expenses beyond the specific provisions of California law and the Company's Articles of Incorporation and Bylaws, (ii) contractual rights to indemnification and advancement of expenses in circumstances under which such indemnification and advancement would otherwise be left to the discretion of the Company's Board of Directors, and (iii) protection from subsequent adverse changes in the indemnification provisions contained in the Company's Articles of Incorporation and Bylaws.

            The Company maintains an insurance policy pursuant to which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions,

LA960720.169
suits or proceedings, which may be brought against them by reason of their being or having been directors and officers of the Company.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            The Company claimed exemptions from registration pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933 for shares of Common Stock, no par value, of the Company previously issued pursuant to the Company Restricted Shares Plan (the "Shares"). These exemptions were available to the Company for the Shares because the previous issuances did not involve a public offering and involved offers or sales solely to accredited investors. The
Shares were issued to 27 officers and employees, each of whom had a preexisiting relationship with the Company, and the ability to assess the risks and merits associated with ownership of the Shares. Further, the issuances did not involve advertising or public solicitation.

ITEM 8.     EXHIBITS.


            3.1 Articles of Incorporation of the Registrant as amended (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

            3.2 Amended and Restated Bylaws of the Registrant (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

            4 20th Century Industries Restricted Shares Plan, as amended.

            5           Opinion of Gibson, Dunn & Crutcher.

            23.1        Consent of Ernst & Young LLP.

            23.2        Consent  of  Gibson,  Dunn  &  Crutcher  (included  in
                        Exhibit 5 to this Registration Statement).

            24 Power of Attorney (included on pages 6 and 7 of this Registration Statement).

            28 Schedule P of Annual Statement on Form 2 filed by Registrant's insurance company affiliates with the California Department of Insurance (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference).

LA960720.169

ITEM 9.     UNDERTAKINGS.

            (a)   The undersigned Registrant hereby undertakes:

                  (1)   To file, during  any period in  which offers or  sales
      are  being  made,  a  post-effective  amendment  to  this   Registration
      Statement;

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide

LA960720.169
offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

LA960720.169

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this 29th day of March, 1996.

                                                       20TH CENTURY INDUSTRIES


                                           By:  William L. Mellick
                                              --------------------
                                            President, Chief Executive Officer
                                            and Chief Operating Officer

                              POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Mellick, Robert B. Tschudy and John R. Bollington and each of them, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature               Title                          Date
            ---------               -----                          ----

John B. De Nault              Chairman of the Board of         March 29, 1996
- ----------------
                              Directors

LA960720.169

William L. Mellick            Director, President, Chief       March 29, 1996
- ------------------
                              Executive Officer and Chief
                              Operating Officer (Principal
                              Executive Officer)

Louis W. Foster               Director                         March 29, 1996
- ---------------

Stanley M. Burke              Director                         March 29, 1996
- ----------------

John B. De Nault, III         Director                         March 29, 1996
- ---------------------

Rachford Harris               Director                         March 29, 1996
- ---------------

LA960720.169

Robert B. Tschudy             Senior Vice President and        March 29, 1996
- -----------------
                              Chief Financial
                              Officer (Principal Financial
                              Officer)


LA960720.169

                          EXHIBIT INDEX


Exhibit Number                      Description
- --------------                      -----------

3.1 Articles of Incorporation of the Registrant as amended (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

3.2 Amended and Restated Bylaws of the Registrant (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

4                 20th Century Industries Restricted Shares Plan, as amended.

5                 Opinion of Gibson, Dunn & Crutcher.

23.1              Consent of Ernst & Young LLP.

23.2 Consent of Gibson, Dunn & Crutcher (included in Exhibit 5 to this Registration Statement).

24 Power of Attorney (included on pages 6 and 7 of this Registration Statement).


28 Schedule P of Annual Statement on Form 2 filed by Registrant's insurance company affiliates with the California Department of Insurance (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference).


LA960720.169